                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                             -----------------------



                          DATE OF REPORT: JULY 10, 1996

                             -----------------------


                               INSILCO CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             -----------------------



    Delaware                   0-22098                        06-0635844
- ----------------         ---------------------           -----------------------
(STATE OR OTHER          (COMMISSION FILE NO.)           (IRS EMPLOYER
JURISDICTION OF                                          IDENTIFICATION NUMBER)
INCORPORATION OR
ORGANIZATION)

                             -----------------------


                              425 Metro Place North
                                   Fifth Floor
                               Dublin, Ohio 43017
                                 (614) 792-0468
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

               ----------------------------------------------------

ITEM  2.  ACQUISITION OR DISPOSITION OF ASSETS.

On July 10, 1996, Insilco Corporation (the "Company") announced that it acquired the automotive aluminum tube business (the "Lingemann Aluminum Tube Business") of Helmut Lingemann GmbH & Co. ("Lingemann") of Dortmund, Germany. The Company acquired the stock of Lingemann's German subsidiary, ARUP Alu-Rohr und Profil GmbH ("ARUP"), and technology rights from Lingemann pursuant to the terms of a Share Purchase Agreement, dated June 28, 1996. The Company also acquired certain assets of Lingemann's United States subsidiary, Helima-Helvetion International, Inc., based in Duncan, South Carolina, consisting of the automotive aluminum tube business assets, pursuant to an Asset Purchase Agreement, dated July 1, 1996. The aggregate purchase price under both agreements is approximately US $31 million, plus transaction fees and expenses. A portion of the purchase price was placed in escrow to cover post-closing adjustments and possible claims as specified in the agreements.

The aggregate purchase price was arrived at by arm's-length negotiations between the Company and Lingemann. There was no material relationship between Lingemann and the Company or any of the Company's affiliates, directors or officers, or any associate of any director or officer of the Company. The Company financed payment of the purchase price with cash on hand and borrowings available to it pursuant to the terms of its Credit Agreement, dated as of October 21, 1994, as amended, among the Company and Citicorp USA, Inc., as Administrative Agent for the Lenders named therein.

The Company's press release issued July 10, 1996 regarding these transactions is attached as an exhibit to this report and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   Financial Statements of Business Acquired.

                  Unaudited Statement of Combined Revenues and Direct Operating
                     Expenses for the Ten Months Ended June 30, 1996.....................................Page F-1
                  Unaudited Statement of Assets Acquired and Liabilities Assumed
                     as of July 10, 1996.................................................................Page F-2

           Full historical financial statements have not been presented because the historical financial statements of Lingemann are not representative of the business acquired by the Company. The Lingemann Aluminum Tube Business did not effectively begin its current operations until September 1, 1995 due to a restructuring of business activities at Lingemann which commenced in August of 1995. In addition, the Lingemann Aluminum Tube Business purchased by the Company represented a component of certain subsidiaries of Lingemann and Lingemann's historical financial records were not maintained at this level. As such, it is not practicable to present audited financial statements of the Lingemann Aluminum Tube Business for the year ended December 31, 1995 on a stand alone basis. The accompanying statement of assets acquired and liabilities assumed as of July 10, 1996 and the statement of combined revenues and direct operating expenses for the ten months ended June 30, 1996 are presented in lieu there of.

     (b)   Pro Forma Financial Information.

           The following unaudited pro forma condensed consolidated statements are filed with this report:

                  Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
                     June 30, 1996.......................................................................Page F-4
                  Unaudited Pro Forma Condensed Consolidated Statements of Operations
                           Six Months Ended June 30, 1996................................................Page F-5
                           Four Months Ended December 31, 1995...........................................Page F-6

           The following unaudited pro forma condensed consolidated balance sheet as of June 30, 1996, presents the estimated impact of the purchase of the Lingemann Aluminum Tube Business as discussed in Item 2 on the Company's consolidated financial position assuming such purchase had occurred at June 30, 1996. The following unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 1996 and the four months ended December 31, 1995 present the impact of the purchase of the Lingemann Aluminum Tube Business on the Company's historical consolidated statements of operations as if such purchase had occurred at the beginning of the applicable period. The nonrecurring transactions related directly to the purchase are excluded from the pro forma statements of operations.

           The unaudited pro forma condensed consolidated financial statements have been prepared by the Company based upon assumptions deemed proper. The unaudited pro forma condensed consolidated financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of the Company, or of the financial position or results of operations of the Company that would have actually occurred had the transaction been in effect as of the date or for the periods presented. In addition, it should be noted that the Company's financial statements will reflect the acquisition only from July 10, 1996, the Closing Date.

           The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes of the Company.

     (c)   Exhibits.

         Exhibit No.
                  Description

                2(g) Share Purchase Agreement, dated as of June 28, 1996, between the Company's subsidiary, GUVAB Gesellschaft fuer Unternehmensbeteiligungen und Vermoegensverwaltung im aluminiumverarbeitenden
                               Bereich mbH ("GUVAB"), and Lingemann.

                2(h) Asset Purchase Agreement, dated as of July 1, 1996, among the Company's subsidiary, HHI Acquisition Corp., Lingemann, and Helima-Helvetion International, Inc.

                4(g) Fourth Amendment to Credit Agreement, dated as of June 21, 1996, among the Company, the institutions from time to time parties thereto as Lenders, the institutions from time to time parties thereto as Issuing Banks, Citicorp USA, Inc. and Pearl Street L.P., as Co-Agents, and Citicorp USA, Inc., as Administrative Agent.

                 20       Press release of the Company issued July 10, 1996.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               INSILCO CORPORATION


Date:    September 20, 1996     By:          /s/ James D. Miller
                                     ------------------------------------------
                                     James D. Miller, Executive Vice President
                                     and Chief Financial Officer

                                  EXHIBIT INDEX


             Exhibit No.                             Description                                   Page

                2(g)*          Share Purchase Agreement, dated as of June 28,
                               1996, between GUVAB and Lingemann.

                2(h)*          Asset Purchase Agreement, dated as of July 1,
                               1996, among HHI Acquisition Corp., Lingemann, and Helima-Helvetion International, Inc.

                4(g)* Fourth Amendment to Credit Agreement, dated as of June 21, 1996, among the Company, the institutions from time to time parties thereto as Lenders, the institutions from time to time parties thereto as Issuing Banks, Citicorp USA, Inc. and
                               Pearl Street L.P., as Co-Agents, and Citicorp
                               USA, Inc., as Administrative Agent.

                 20*           Press release of the Company issued July 10,
                               1996.




                * Previously filed and incorporated by reference.


                      INSILCO CORPORATION AND SUBSIDIARIES


                          INDEX TO FINANCIAL STATEMENTS



     LINGEMANN AUTOMOTIVE TUBE BUSINESS

                 Unaudited Statement of Combined Revenues and Direct Operating
                    Expenses for the Ten Months Ended June 30, 1996                              F-2


                  Notes to Unaudited Statement of Combined Revenues and Direct
                    Operating Expenses of Lingemann Aluminum Tube Business                       F-3


                  Unaudited Statement of Assets Acquired and Liabilities Assumed
                    as of July 10, 1996                                                          F-5


                  Notes to Statement of Assets Acquired and Liabilities Assumed                  F-6


INSILCO CORPORATION AND SUBSIDIARIES

                  Unaudited Pro Forma Condensed Consolidated Balance Sheet
                    as of June 30, 1996                                                          F-8

                  Unaudited Pro Forma Condensed Consolidated Statements of Income
                           - Six Months Ended June 30, 1996                                      F-9
                           - Four Months Ended December 31, 1995                                 F-10

                  Notes to Unaudited Pro Forma Consolidated Financial Statements                 F-11


                        LINGEMANN ALUMINUM TUBE BUSINESS

     Unaudited Statement of Combined Revenues and Direct Operating Expenses
                     For the Ten Months Ended June 30, 1996
                                 (In thousands)



Revenues                                                             $ 23,403

Direct operating expenses:
  Cost of products sold                                                22,229
  Selling, general and administrative expenses                          3,598
                                                                     --------
          Total direct operating expenses                              25,827
                                                                     --------
     Excess of direct operating expenses
       over revenues                                                 $ (2,424)
                                                                       ======










        See Notes to Unaudited Statement of Combined Revenues and Direct
                             Operating Expenses.

                        LINGEMANN ALUMINUM TUBE BUSINESS

Notes to Unaudited Statement of Combined Revenues and Direct Operating Expenses


     1.       Business
              --------
              On July 10, 1996, Insilco Corporation (the "Company") acquired the automotive aluminum tube business (the "Lingemann Aluminum Tube Business") of Helmut Lingemann GmbH & Co. ("Lingemann") of Dortmund, Germany. The Company acquired the stock of Lingemann's German subsidiary, ARUP Alu-Rohr und Profil GmbH and technology rights from Lingemann pursuant to the terms of the Share Purchase Agreement. The Company also acquired certain assets of Lingemann's United States subsidiary, Helima-Helvetion International, Inc. based in Duncan, South Carolina, consisting of the aluminum tube business assets.

     2.       Basis of Presentation
              ---------------------
              The accompanying statement of revenues and direct operating expenses, which was derived from the historical records of Lingemann, represents the results of the Lingemann Aluminum Tube Business. Direct operating expenses include materials, payroll, equipment leases, depreciation and other direct operating expenses.

              Full historical financial statements have not been presented because the historical financial statements of Lingemann are not representative of the business acquired by the Company. The Lingemann Aluminum Tube Business did not effectively begin its current operations until September 1, 1995 due to a restructuring of business activities at Lingemann which commenced in August of 1995. In addition, the Lingemann Aluminum Tube Business purchased by the Company represented a component of certain subsidiaries of Lingemann and Lingemann's historical financial records were not maintained at this level. As such, it is not practicable to present audited financial statements of the Lingemann Aluminum Tube Business for the year ended December 31, 1995 on a stand alone basis. The accompanying statement of assets acquired and liabilities assumed as of July 10, 1996 and the statement of combined revenues and direct operating expenses for the ten months ended June 30, 1996 are presented in lieu there of.

              The information presented in the statement of revenues and direct operating expenses is unaudited, but in the opinion of Management includes all adjustments necessary for a fair presentation of the results of operations.

                        LINGEMANN ALUMINUM TUBE BUSINESS

Notes to Unaudited Statement of Combined Revenues and Direct Operating Expenses


           3. Excluded Business Activities
              ----------------------------
              The unaudited statement of revenues and direct operating expenses includes revenues and expenses of the Lingemann Aluminum Tubing Business and excludes those revenues and expenditures of the business activities not acquired. The excluded business activities for the ten months ended June 30, 1996 are summarized as follows:


                      Revenues                                                               $ 4,971

                      Operating Expenses:
                         Cost of products sold                                                 5,284
                         Selling, general and administrative expenses                          1,062
                                                                                             -------
                             Excess of operating expenses over revenues                      $(1,375)



              In addition, the statement of combined revenues and direct operating expenses excludes the historical interest and other income and expenses of the Lingemann businesses from which the Lingemann Aluminum Tubing Business was acquired because such expenses are not representative of the business acquired. A summary of these expenses for the ten months ended June 30, 1996 is as follows:



                      Interest expense                                                     $  (1,849)
                      Other income                                                               442
                                                                                           ---------
                                                                                           $  (1,407)
                                                                                           =========

                        LINGEMANN ALUMINUM TUBE BUSINESS

         Unaudited Statement of Assets Acquired and Liabilities Assumed
                               As of July 10, 1996
                                 (In thousands)





                          Assets Acquired
                          ---------------

Current assets:
   Cash and cash equivalents                                                $   911
   Trade receivables, net                                                     4,912
   Other receivables                                                            254
   Inventories, net                                                           3,877
   Prepaid expenses and other current assets                                    159
                                                                            -------

         Total current assets                                                10,113

Property, plant and equipment, net                                           17,336
                                                                            -------

         Total assets acquired                                               27,449
                                                                            -------

                       Liabilities Assumed
                       --------------------
Current liabilities:
   Accounts payable                                                           3,376

   Accrued expenses and other                                                 2,110
                                                                            -------
         Total current liabilities                                            5,486


Other long-term obligations, excluding current portion                        1,254
                                                                            -------

         Total liabilities assumed                                            6,740
                                                                            -------

Excess of assets acquired over liabilities assumed                          $20,709
                                                                            =======




  See Notes to Unaudited Statement of Assets Acquired and Liabilities Assumed.

                        LINGEMANN ALUMINUM TUBE BUSINESS

     Notes to Unaudited Statement of Assets Acquired and Liabilities Assumed


1.   Basis of Presentation
     ---------------------
     The unaudited statement of assets acquired and liabilities assumed is presented on the basis of a preliminary allocation of the acquired cost of the Company in accordance with Accounting Principle Board Opinion Number
     16. The cost was allocated to the assets based upon their fair values determined as follows:

         a.     Receivables
                ------------
                Receivables are presented at present values of amounts to be received determined at appropriate current interest rates, less allowances for uncollectibility and collection costs, if necessary.

         b.     Inventories
                -----------
                1) Finished goods and merchandises are presented at estimated selling prices less the sum of (i) costs of disposal and
                     (ii) a reasonable profit allowance for the selling effort of the Company.
                2) Work in process is presented at estimated selling prices of finished goods less the sum of (i) costs to complete, (ii) costs of disposal, and (iii) a reasonable profit allowance for the completing and selling effort of the Company based on profit for similar finished goods.
                3)   Raw materials are presented at current replacement costs.

         c.     Plant and Equipment
                -------------------
                1) Plant and Equipment to be used are presented at the current replacement cost for similar capacity unless the expected future use of the assets indicates a lower value to the Company.
                2) Plant and Equipment to be sold are presented at fair value less cost to sell.


         d.     Accounts Payable
                ----------------
                Accounts payable and other claims payable are presented at present values of amounts to be paid determined at appropriate current interest rates.

                        LINGEMANN ALUMINUM TUBE BUSINESS

     Notes to Unaudited Statement of Assets Acquired and Liabilities Assumed


         e.     Liabilities and Accruals
                ------------------------
                Liabilities and accruals are presented at present values of amounts to be paid determined at appropriate current interest rates.

         f.     Intangibles
                -----------
                The excess of the cost of the Lingemann Aluminum Tubing Business over the sum of the amounts assigned to identifiable assets acquired less liabilities assumed will be recorded as goodwill in the Company's consolidated financial statements as shown in the unaudited pro forma condensed consolidated balance sheet (see page F-8).

     The information presented in the statement of assets acquired and liabilities assumed is unaudited, but in the opinion of Management includes all adjustments necessary for a fair presentation.

                      INSILCO CORPORATION AND SUBSIDIARIES

            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                               As of June 30, 1996
                                 (In thousands)


                                                                                             Pro Forma
                                                                                            Adjustments
                                                                                           for Lingemann
                                                                          Historical        Acquisition         Pro Forma
                                                                          ----------       -------------        ---------
                                                                                                (1)
                              Assets
                              ------
Current assets:
   Cash and cash equivalents                                              $  10,908                 911            11,819
   Trade receivables, net                                                    86,511               4,912            91,423
   Other receivables                                                          6,998                 254             7,252
   Inventories, net                                                          77,710               3,877            81,587
   Deferred tax asset                                                         8,581                   -             8,581
   Prepaid expenses and other current assets                                  8,576                 159             8,735
                                                                          ---------            --------          --------

         Total current assets                                               199,284              10,113           209,397

Property, plant and equipment, net                                           93,516              17,336           110,852
Deferred tax asset                                                           21,140                   -            21,140
Excess of costs over assets acquired, net                                     2,696              12,959            15,655
Other assets                                                                 29,008                   -            29,008
                                                                          ---------            --------          --------

         Total assets                                                     $ 345,644              40,408           386,052
                                                                          =========            ========          ========

                    Liabilities and Stockholders' Equity
                    ------------------------------------
Current liabilities:
   Current portion of long-term debt                                      $  21,656                   -            21,656
   Current portion of other long-term obligations                             7,160                   -             7,160
   Accounts payable                                                          36,495               3,376            39,871
   Accrued expenses and other                                                62,817               2,110            64,927
                                                                          ---------            --------          --------

         Total current liabilities                                          128,128               5,486           133,614

Long-term debt, excluding current portion                                   171,725              33,668           205,393
Other long-term obligations, excluding current portion                       43,500               1,254            44,754
Stockholders' equity                                                          2,291                   -             2,291
                                                                          ---------            --------          --------

         Total liabilities and stockholders' equity                       $ 345,644              40,408           386,052
                                                                          =========            ========          ========





  See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                      INSILCO CORPORATION AND SUBSIDIARIES

         Unaudited Pro Forma Condensed Consolidated Statement of Income
                         Six Months Ended June 30, 1996
                      (In thousands, except per share data)




                                                                              Pro Forma Adjustments for
                                                                               Lingemann Acquisition
                                                                               ---------------------
                                                        Historical          Operations           Interest             Pro Forma
                                                        ----------          ----------           --------             ---------
                                                                                (2)                (3)
Sales                                                   $  300,497              14,735                  -               315,232
Cost of products sold                                      202,752              12,704                  -               215,456
Depreciation                                                 8,058               1,415                  -                 9,473
Selling, general and administrative expenses                56,773               2,193                  -                58,966
Amortization of intangibles                                     29                 162                  -                   191
                                                        ----------          ----------           --------             ---------
          Operating income (loss)                           32,885              (1,739)                 -                31,146
                                                        ----------          ----------           --------             ---------
Other income (expense):
  Interest expense                                          (9,400)                  -             (1,163)              (10,563)
  Interest income                                              460                   -                  -                   460
  Other income, net                                          3,104                   -                  -                 3,104
                                                        ----------          ----------           --------             ---------
                                                            (5,836)                  -             (1,163)               (6,999)
                                                        ----------          ----------           --------             ---------
   Income (loss) before income taxes                        27,049              (1,739)            (1,163)               24,147

Income tax expense                                          (9,098)                913                448                (7,737)
                                                        ----------          ----------           --------             ---------
          Net income (loss)                             $   17,951                (826)              (715)               16,410
                                                        ==========          ==========           ========             ==========
Net income per common share and common
  share equivalents                                     $     1.81                                                         1.66
                                                        ==========                                                    =========
Weighted average number of common shares
  outstanding and common share equivalents               9,908,973                                                    9,908,973
                                                        ==========                                                    =========








  See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                      INSILCO CORPORATION AND SUBSIDIARIES

         Unaudited Pro Forma Condensed Consolidated Statement of Income
                       Four Months Ended December 31, 1995
                      (In thousands, except per share data)




                                                                         Pro Forma Adjustments for
                                                                            Lingemann Acquisition
                                                                        ---------------------------

                                                       Historical        Operations            Interest             Pro Forma
                                                       ----------        ----------            -------              ---------
                                                                            (2)                  (3)
Sales                                                 $  183,326              8,668                   -               191,994
Cost of products sold                                    131,125              7,639                   -               138,764
Depreciation                                               4,317                583                   -                 4,900
Selling, general and administrative expenses              29,440              1,293                   -                30,733
Amortization of intangibles                               10,724                108                   -                10,832
                                                      ----------         ----------             -------            ----------
          Operating income (loss)                          7,720               (955)                  -                 6,765
                                                      ----------         ----------             -------            ----------
Other income (expense):
  Interest expense                                        (6,529)                 -                (798)               (7,327)
  Interest income                                            168                  -                   -                   168
  Other income, net                                        3,036                  -                   -                 3,036
                                                      ----------         ----------             -------            ----------
                                                          (3,325)                 -                (798)               (4,123)
                                                      ----------         ----------             -------            ----------
   Income (loss) before income taxes                       4,395               (955)               (798)                2,642

Income tax expense (benefit)                              (4,555)               490                 307                (3,758)
                                                      ----------         ----------             -------            ----------
          Net loss                                    $     (160)              (465)               (491)               (1,116)
                                                      ==========         ==========             =======            ==========
Net loss per common share and common
  share equivalent                                    $    (0.02)                                                       (0.11)
                                                      ==========                                                   ==========
Weighted average number of common shares
  outstanding and common share equivalents            10,147,387                                                   10,147,387
                                                      ==========                                                   ==========



 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                      INSILCO CORPORATION AND SUBSIDIARIES

    Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The notes to the unaudited pro forma condensed consolidated statements of operations and balance sheet follow:

   1. To record the Lingemann Aluminum Tubing Business acquisition funded by borrowings under the Company's bank credit facility as of June 30, 1996.

   2. To record the effect on sales and costs and expenses including amortization of acquisition goodwill assuming the Lingemann Aluminum Tubing Business was purchased at the beginning of the period presented.

   3. To record the additional interest expense and related income tax expense, as applicable, attributable to the increase in debt to finance the acquisition assuming the transaction occurred at the beginning of the period. The interest rates for the outstanding debt are based upon the weighted average rates during the applicable periods and the income tax expense (benefit) attributable to the pro forma transactions is provided at the statutory tax rate.